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                                                                   Exhibit 10.39

                                                                  EXECUTION COPY

                          CORPORATE PROPERTY INVESTORS
                          Three Dag Hammarskjold Plaza
                              305 East 47th Street
                              New York, N.Y. 10017

                         PURCHASE AND EXCHANGE AGREEMENT

                                                               November 15, 1996

To the Purchaser Described Below

Dear Sirs:

            Pursuant to and on the terms of this Purchase and Exchange Agreement, Corporate Property Investors, a voluntary association of the type commonly known as a Massachusetts business trust ("CPI"), agrees to sell, and State Street Bank and Trust Company, a Massachusetts banking corporation, not individually but solely in its capacity as Trustee of the Telephone Real Estate Equity Trust (the "Purchaser") agrees to buy, certain voting Series A Common Shares of Beneficial Interest, par value $1 per share, in CPI, together with related beneficial interests in the shares of common stock, par value $.10 per share, of Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"), held in the CRC Trust (as hereinafter defined), in exchange for Purchaser's sale, assignment, transfer and conveyance to CPI or one of its affiliates of the Partnership Interests (as hereinafter defined).

            SECTION 1. Definitions. As used herein the following terms have the following meanings:

            "Assignment Agreements" means each of the assignment agreements dated as of the Closing Date, substantially in the form of Exhibit B, effecting Purchaser's sale, assignment, transfer and conveyance of the Partnership Interests to CPI or one of its affiliates.

            "Bellwether I" shall have the meaning set forth in the definition of the term "Partnership".

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            "Bellwether II" shall have the meaning set forth in the definition of the term "Partnership".

            "Braintree" shall have the meaning set forth in the definition of the term "Partnership".

            "Braintree Completion Date" means the later of the date upon which
      (a) the "punch list" items (as such term is customarily used in the real estate industry) shall have been completed with respect to the Braintree Expansion and the general partner of Braintree shall have received final lien waivers from all general contractors with respect thereto and (b) at least 95% of the retail space in the Braintree Expansion (based upon square feet of gross leasable area) is leased, occupied and open for business and Braintree shall have received final use and occupancy certificates from each of the tenants thereof.

            "Braintree Expansion" means the renovation, expansion and leasing of Braintree's South Shore Plaza retail center located in Braintree, Massachusetts, which, among other things, contemplates the addition of 204,000 square feet of gross leasable area thereto and the addition of a two-level, 1,100 space parking structure.

            "Braintree Expansion Costs" shall have the meaning set forth in
      Section 4.1.7.

            "Braintree Notice of Disagreement" shall have the meaning set forth in Section 4.1.7.

            "Braintree Statement" shall have the meaning set forth in Section 4.1.7.

            "business day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York or the Commonwealth of Massachusetts are authorized to be closed.

            "Closing" shall have the meaning set forth in Section 2.2.

            "Closing Date" means November 15, 1996.

            "Code" means the Internal Revenue Code of 1986, as amended to date.

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            "Commission" means the Securities and Exchange Commission or any successor federal agency charged with responsibility for enforcing the United States federal securities laws.

            "Common Share" means any shares of beneficial interest of any class of CPI that are designated Common Shares pursuant to the Declaration of Trust as of the date of this Purchase and Exchange Agreement, and shares of any class or classes authorized after the date of this Purchase and Exchange Agreement or resulting from the reclassification of any of the foregoing which have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of CPI and which are not subject to redemption by CPI (except as the Trustees of CPI may deem necessary so that CPI may qualify as a Real Estate Investment Trust in accordance with the terms of
      Section 5.12 of the Declaration of Trust).

            "CPI" shall have the meaning set forth in the preamble, and shall include any successor thereto.

            "CRC" shall have the meaning set forth in the preamble, and shall include any successor thereto.

            "CRC Shares" means shares of Common Stock, par value $.10 per share, of CRC.

            "CRC Trust" means the Trust created by the CRC Trust Agreement, under which the depositing holders of Common Shares have ratable beneficial interests in the CRC Shares deposited in the CRC Trust.

            "CRC Trust Agreement" means the Trust Agreement dated as of October 30, 1979, among the shareholders of CPI at that date, CRC and the Bank of Montreal Trust Company, as successor Trustee.

            "Declaration of Trust" means the Second Amended and Restated Declaration of Trust executed as of March 16, 1995, as amended, of CPI.

            "EMI Cambridge" shall have the meaning set forth in the definition of the term "Partnership".

            "EMI Santa Rosa" shall have the meaning set forth in the definition of the term "Partnership".

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            "EMI Two" shall have the meaning set forth in the definition of the term "Partnership".

            "Encumbrance" means any security interest, lien, charge, claim or other encumbrance or restriction of any other nature or kind, other than those granted by this Purchase and Exchange Agreement, the Declaration of Trust or the CRC Trust Agreement.

            "Evaluation Material" shall have the meaning set forth in Section
      2.4.

            "Hotel" shall have the meaning set forth in the definition of the term "Partnership".

            "Longstreet" shall have the meaning set forth in the definition of the term "Partnership".

            "1934 Act" means the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, all as in effect from time to time.

            "Partnership" means each of Bellwether Properties I, Limited Partnership, a Massachusetts limited partnership ("Bellwether I"), Bellwether Properties II, Limited Partnership, a Massachusetts limited partnership ("Bellwether II"), Braintree Property Associates, L.P., a Massachusetts limited partnership ("Braintree"), EMI Cambridge Limited Partnership, a Massachusetts limited partnership ("EMI Cambridge"), EMI Santa Rosa Limited Partnership, a California limited partnership ("EMI Santa Rosa"), EMI Two Limited Partnership, a Connecticut limited partnership ("EMI Two"), Longstreet Associates, L.P., a New York limited Partnership ("Longstreet") and Cambridge Hotel Associates, a Pennsylvania limited partnership ("Hotel").

            "Partnership Interests" shall mean the interests (including the rights and obligations related thereto) of State Street Bank and Trust Company, in its capacity as Trustee of the Telephone Real Estate Equity Trust, that are set forth in those agreements and other documents listed in Schedule 6.2.1.

            "Preference Shares" means any shares of beneficial interest of any class or series of CPI that are designated Preference Shares pursuant to the Declaration of Trust.

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            "Purchaser" shall have the meaning set forth in the preamble.

            "Purchase Price" means $131.32 per Share, which amount includes the portion thereof ($.44 as of December 31, 1995, as determined by Landauer Associates, Inc.) per Common Share which represents the fair value of the beneficial interest which the certificate for such Common Share represents (at the ratio of 1/10th of a CRC Share per Common Share) in the CRC Shares held in the CRC Trust.

            "Real Estate Investment Trust" or "REIT" means "real estate investment trust" as defined in Section 856 of the Code, or such other entity as may, under the corresponding section or sections of any United States income tax law at the time in effect, be entitled to substantially the same treatment in respect of liability for Federal income taxes as a "real estate investment trust", as so defined, is entitled pursuant to Sections 856 through 860 of the Code, as in effect on the date of this Purchase and Exchange Agreement.

            "REOC" shall have the meaning set forth in Section 4.1.6.

            "Release" means a release dated as of the Closing Date, substantially in the form of Exhibit C hereto.

            "Securities Act" means the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as in effect from time to time.

            "Series A Shares" means voting Series A Common Shares of Beneficial Interest, par value $1, in CPI.

            "Shares" means the Common Shares (with their related beneficial interests in CRC Shares held in the CRC Trust) purchased by the Purchaser from CPI pursuant to Section 2.

            "Statement" shall have the meaning set forth in Section 2.3.1.

            "Total Working Capital Value" means the sum of the Working Capital Values for each Partnership other than Hotel.

            "Trust Company" means State Street Bank and Trust Company, a Massachusetts banking corporation.

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            "Undistributed Cash Flow" of a Partnership means the amount of such
      Partnership's adjusted undistributed cash flow, computed in accordance with Schedule 1 hereto.

            "Working Capital Value" for any Partnership (other than Hotel) means, as of the Closing Date, the sum of (i) the Purchaser's proportionate share of (a) the cash and cash equivalents, short-term investments (excluding, in the case of Braintree, the portion thereof attributable to unexpended capital contributions made to Braintree by its partners in connection with the Braintree Expansion, receivables (net of allowances for doubtful collections and exclusive of any "straight-line" rent receivable) and prepaid taxes, prepaid utilities and other prepaid expenses of such Partnership minus (b) the liabilities of such Partnership (including any unpaid tenant inducements payable by such Partnership, but excluding the principal amount of mortgage liabilities and other long-term indebtedness), and such Partnership's Undistributed Cash Flow, all of the items referred to in clauses (a) and (b) computed (to the extent applicable) in accordance with generally accepted accounting principals applied consistently with the most recently prepared audited financial statements of such Partnership, plus (ii) the Purchaser's proportionate share of such Partnership's Undistributed Cash Flow. The method of computation of Working Capital Value for each Partnership is more particularly described on Schedule 1 hereto, in a manner consistent with the definition thereof.

            SECTION 2. Sale and Purchase of Shares; Adjustments.

            SECTION 2.1. Sale and Purchase of Shares; Sale and Assignment of Partnership Interests; Delivery of Shares. Subject to the terms and conditions of and in reliance upon the representations and warranties set forth in this Purchase and Exchange Agreement, (a) CPI agrees to sell to the Purchaser, and the Purchaser agrees to purchase from CPI, on the Closing Date, at a price per Share equal to the Purchase Price, 5,764,544 Shares (and, in connection therewith, CRC agrees to sell to the Purchaser, and the Purchaser agrees to purchase from CRC, 576,454.4 CRC Shares, which CRC Shares the Purchaser and CRC agree shall be issued directly to the trustee of the CRC Trust and deposited in the CRC Trust to be held thereafter for the ratable

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      benefit of the holders of Common Shares pursuant to the terms of the CRC
      Trust Agreement), (b) the Purchaser agrees to sell, assign, transfer and convey to CPI or one or more of its affiliates all of the Purchaser's right, title and interest in and to the Partnership Interests, (c) CPI agrees to deliver to Purchaser such Common Shares or an amount of cash in lieu thereof as CPI may be required to deliver pursuant to Section 2.3.3 hereof and (d) Purchaser agrees to deliver to CPI such Common Shares as Purchaser may be required to deliver pursuant to Section 2.3.3 hereof.

            SECTION 2.2. Closings. The purchase by and the sale of Shares to the Purchaser and the sale, assignment, transfer and conveyance of the Partnership Interests by the Purchaser to CPI (the "Closing") shall take place on the Closing Date at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other place as may be mutually agreed by the parties.

            At least five business days prior to the Closing Date, the Purchaser may, by written notice to CPI, specify one or more beneficiaries of the Purchaser as the entities to make the purchase or purchases of Shares hereunder. Except as the context otherwise requires, each such entity shall be deemed the "Purchaser" for all purposes of this Purchase and Exchange Agreement to the same extent as if it had executed and delivered a copy of this Purchase and Exchange Agreement, provided that the Purchaser referenced in the first paragraph of this Purchase and Exchange Agreement shall remain liable for all of its obligations hereunder.

            At least five business days prior to the Closing Date, CPI may, by written notice to the Purchaser, specify one or more affiliates of CPI as the entities to acquire all or any part of the Partnership Interests pursuant hereto, provided that CPI shall remain liable for all of its obligations hereunder.

            At the Closing, (a) CPI will deliver to the Purchaser one certificate, registered in the name of the Purchaser, representing the number of Shares set forth in Section 2.1 (unless the Purchaser has at least two business days prior to the Closing Date specified in writing to CPI a different name or names and/or different number of certificates representing the same aggregate number of such Shares) and (b) CRC shall

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      deliver to the trustee of the CRC Trust one certificate, registered in the name of such trustee, representing the number of CRC Shares to be deposited in the CRC Trust in accordance with Section 2.1, each against the sale, assignment, transfer and conveyance by the Purchaser to CPI or its specified affiliates of the Partnership Interests in each Partnership pursuant to one or more Assignment Agreements, all as may be reasonably requested by CPI. The Certificate representing the Shares that is delivered to the Purchaser shall include the following descriptive legend:

                  "The holder of the shares represented by this certificate also holds a beneficial interest in shares of stock of Corporate Realty Consultants, Inc. ("CRC") held in a trust under a Trust Agreement dated as of October 30, 1979, among shareholders of the Trust, CRC and the Trustee thereunder."

            SECTION 2.3. Adjustments.

                  SECTION 2.3.1. Working Capital Value Statement. Within 45 days after the Closing Date, CPI shall prepare and deliver to Purchaser a statement (the "Statement") setting forth CPI's determination of the Total Working Capital Value, the Working Capital Value of each Partnership and the elements and calculation thereof, all as set forth in Schedule 1 hereto and consistent with the definitions related thereto, along with a Certificate of the Chief Financial Officer, Chief Accounting Officer or Controller of CPI to the effect that the Statement was prepared substantially in accordance with the requirements therefor as provided herein. From the Closing Date through the date which is 30 days after receipt by the Purchaser of the Statement, CPI shall provide the Purchaser (and its representatives) with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation or calculation of the Statement or any Notice of Disagreement (as defined hereafter). The Statement shall become final and binding upon both parties hereto on the 31st day following delivery thereof to the Purchaser unless the Purchaser delivers written Notice of Disagreement (a "Notice of Disagreement") with the Statement to

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            CPI prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and shall relate solely to the preparation of the Statement and the calculation of the Working Capital Values and the Total Working Capital Value.

                  SECTION 2.3.2. Disputes. If a Notice of Disagreement is
            received by CPI in a timely manner pursuant to Section 2.3.1, then the Total Working Capital Value set forth in the Statement, as adjusted pursuant hereto, shall become final and binding upon the parties hereto on the earlier of (i) the date Purchaser and CPI resolve, in writing, any differences they may have with respect to any matters specified in the Notice of Disagreement or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator. During the 30-day period following the delivery of the Notice of Disagreement, CPI and the Purchaser shall seek in good faith to resolve, in writing, any differences which they may have with respect to any matter specified in the Notice of Disagreement and each shall provide the other (including any of their respective representatives) with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation or calculation of the Statement, any Notice of Disagreement, the Working Capital Values and the Total Working Capital Value or otherwise with respect to any thereof. At the end of such 30-day period, if there has been no resolution of the matters specified in the Notice of Disagreement, then CPI and the Purchaser shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters (and only such matters) arising under this Section which remain in dispute. The Arbitrator shall be Arthur Andersen L.L.P., or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon, in writing, by CPI and the Purchaser. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 30 days following submission thereto. The costs of any arbitration (including the fees of the Arbitrator) shall be borne 50% by CPI and 50% by the Purchaser. Except as specified above, each

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            of CPI and the Purchaser shall bear their own costs and expenses incurred in connection with any arbitration.

                  SECTION 2.3.3. Adjustment Mechanics. Within 7 days after the date that the Total Working Capital Value set forth in the Statement (as adjusted according to the procedures set forth in Section 2.3) becomes final and binding on the parties: (a) if the Total Working Capital Value is a positive number, then the number of Shares to be sold to, and purchased by, the Purchaser hereunder shall be increased by an amount equal to (i) the Total Working Capital Value (reduced by any amount paid pursuant to the proviso below) divided by (ii) the Purchase Price, and CPI shall deliver to the Purchaser a certificate, registered in the name of the Purchaser (or such other name as may be designated by the Purchaser pursuant to Section 2.2) representing such number of Shares (and, in connection therewith, CRC agrees to deliver to the Purchaser a number of CRC Shares equal to 10% of such number of Shares, which CRC Shares the Purchaser and CRC agree shall be issued directly to the trustee of the CRC Trust and deposited in the CRC Trust to be held thereafter for the ratable benefit of the holders of Common Shares pursuant to the terms of the CRC Trust Agreement); provided, however, that the Purchaser may elect, at its option, to receive up to $10,000,000 of the Total Working Capital Value in cash in lieu of all or any portion of the Shares otherwise deliverable pursuant to this Section 2.3.3(a), or

                  (b) if the Total Working Capital Value is a negative number, then the number of Shares sold to, and purchased by, the Purchaser hereunder shall be reduced by an amount equal to (i) the absolute value of the Total Working Capital Value divided by (ii) the Purchase Price, and the Purchaser shall deliver to CPI such number of Shares (and, in connection therewith, CPI and CRC shall cause a number of CRC Shares equal to 10% of such number of Shares to be withdrawn from the CRC Trust and delivered to CRC). In connection with any delivery of Shares by the Purchaser pursuant to this
            Section 2.3.3(b), the Purchaser shall deliver to CPI the certificate or certificates delivered pursuant to Section 2.2 hereof (together

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            with an undated stock power executed in blank) and, upon receipt thereof, CPI shall deliver to the Purchaser one certificate, registered in the name of the Purchaser (or such other name as may be designated by the Purchaser pursuant to Section 2.2) representing 5,764,544 Shares less the number of Shares returned to CPI pursuant to this Section 2.3.3(b).

            SECTION 2.4. Evaluation Material. CPI has delivered to the Purchaser its Annual Report for the year 1995, its Proxy Statement for the 1996 Annual Meeting of its shareholders and its Six Month Report for the six months ended June 30, 1996 (collectively called the "Evaluation Material").

            SECTION 3. Conditions.

            SECTION 3.1. Conditions to Purchaser's Obligations. The obligations of the Purchaser to purchase the Shares and sell, assign, transfer and convey the Partnership Interests on the Closing Date shall be subject to the following conditions at the Closing Date:

            (a) The Purchaser shall have received a certificate of the President or a Vice-President of CPI dated the Closing Date to the effect that (A) the representations and warranties of CPI contained in Section 6 of this Purchase and Exchange Agreement are true and correct in all material respects as of such date as if made on and as of such date and (B) the covenants, agreements and conditions that CPI was required to perform or comply with have been fulfilled in all material respects.

            (b) The Purchaser's Committee of Special Investments shall have approved the execution, delivery and performance by the Purchaser of this Purchase and Exchange Agreement and the transactions contemplated hereby.

            (c) The Purchaser shall have received (i) a Certificate of the Secretary of CPI certifying as to the accuracy of the copies of the Declaration of Trust of CPI, the CRC Trust Agreement and the Trustees Regulations of CPI provided to the Purchaser and (ii) a Certificate of the Secretary of CRC certifying as to the accuracy of the copies of the Certificate of

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      Incorporation and by-laws of CRC provided to the Purchaser.

            (d) The general partner of each of the Partnerships shall have consented in writing to the transfer by the Purchaser of its Partnership Interest in such Partnership.

            (e) The Purchaser shall have received from Cravath, Swaine & Moore, counsel for CPI (who may rely with respect to any matters of Massachusetts law involved therein on an opinion of Peabody & Arnold, Massachusetts counsel for CPI, a signed copy of which, addressed to Purchaser, shall accompany such opinion of Cravath, Swaine & Moore), a favorable opinion dated the Closing Date, and reasonably satisfactory in scope and form to the Purchaser, to the effect set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4(i), 6.1.7, 6.1.14, 6.1.15 (the first and second sentences thereof), 6.1.16(i), 6.1.19, 6.1.24 and 6.1.25 and, to the knowledge of such counsel, after having made due inquiry, Sections 6.1.5, 6.1.6, 6.1.17,
      6.1.18 and 6.1.23, and as to:

                  (i) the exemption from the registration and prospectus
            delivery requirements of the Securities Act of the offer, sale and delivery to the Purchaser of the Shares then to be purchased by the Purchaser;

                  (ii) that CPI qualified as a REIT for its taxable year ended
            December 31, 1995 and that its organization and method of operation for its current taxable year should enable it to continue so to qualify;

                  (iii) that CPI is not, and upon consummation of the
            transactions contemplated hereby will not be, closely held within the meaning of Section 856(h) of the Code, based upon information furnished by CPI as to the relevant facts concerning the Purchaser and the holders of CPI's outstanding Common Shares and its other securities; and

                  (iv) the due execution and delivery by authorized
            representatives of CPI and CRC, respectively, of all instruments and documents signed by or on behalf of CPI and CRC and delivered to the Purchaser on the Closing Date.

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            (f) The purchase of and payment for the Shares to be purchased by the Purchaser on the Closing Date on the terms and conditions herein provided shall not violate any applicable law or governmental regulation and the Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

            (g) All proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

            (h) From the date of this Purchase and Exchange Agreement to and including the Closing Date there shall not have been any material adverse change in the business, assets, operations, properties, prospects or condition, financial or otherwise, of CPI and its subsidiaries taken as a whole.

            (i) The Purchaser shall have received from CPI an executed Release.

            (j) The Purchaser shall have received from CPI an executed statement in the form of Exhibit D attached hereto.

            (k) The Purchaser shall have received a fairness opinion issued by Morgan Stanley & Co. Incorporated in form and substance satisfactory to the Purchaser.

            SECTION 3.2. Conditions to CPI's Obligations. The obligation of CPI to sell the Shares and acquire the Partnership Interests on the Closing Date shall be subject to the following conditions at the Closing Date:

            (a) CPI shall have received a certificate of the President or a Vice-President of the Purchaser dated the Closing Date to the effect that
      (i) the representations and warranties of the Purchaser contained in
      Section 6 of this Purchase and Exchange Agreement are true and correct in all material respects as of such date as if made on and as of such date and (ii) the covenants, agreements and conditions that the

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      Purchaser was required to perform or comply with have been fulfilled in all material respects.

            (b) CPI shall have received a Certificate of the Secretary or an Assistant Secretary of the Trust Company certifying as to the due organization of the Trust Company and as to the accuracy of the copies of the declaration of trust and other organizational documents of the Purchaser provided to CPI.

            (c) CPI shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Purchaser (who may rely with respect to any matters of Massachusetts law involved therein on an opinion of Massachusetts counsel for the Purchaser, a signed copy of which, addressed to CPI, shall accompany such opinion of Paul, Hastings, Janofsky & Walker LLP), a favorable opinion dated the Closing Date and reasonably satisfactory in scope and form to CPI, to the effect set forth in Sections 6.2.2, 6.2.3(i) and 6.2.5, and to the knowledge of such counsel, after having made due inquiry, Section 6.2.4, and as to:

                  (i) the exemption from the registration and prospectus
            delivery requirements of the Securities Act of the sale, assignment, transfer and conveyance to CPI of the Partnership Interests; and

                  (ii) the due execution and delivery by authorized
            representatives of the Purchaser, respectively, of all instruments and documents signed by or on behalf of the Purchaser and delivered to CPI on the Closing Date.

            (d) The acquisition by CPI of the Partnership Interests on the Closing Date on the terms and conditions herein provided shall not violate any applicable law or governmental regulation and CPI shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

            (e) All proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to CPI, and CPI shall have received all such counterpart originals or certified or other copies of such documents as CPI may reasonably request.
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            (f) From the date of this Purchase and Exchange Agreement to and including the Closing Date there shall not have been any material adverse change in the business, assets, operations, properties, prospects or condition, financial or otherwise, of the Partnerships, taken as a whole.

            (g) Subject to Section 4.1.7, the Purchaser shall have paid to CPI cash in an amount equal to 70% of the excess of (i) $166,077,257 over (ii) the total amount of cash contributed by the partners of Braintree to Braintree with respect to the Braintree Expansion as of the Closing Date (consistent with the amount specified in Section 6.1.29), such amount to be discounted at a rate of 5-3/8% per annum to give effect to CPI's good faith projected funding schedule for the completion of such expansion set forth in Schedule 6.1.29(b).

            (h) Purchaser shall have delivered to CPI evidence reasonably satisfactory to CPI of the delivery of the (i) notice to discuss to Fifth and 59th Street Investors Corporation with respect to the transfer of the Purchaser's Partnership Interest in Longstreet as required by Section 12.1 of the Agreement of Limited Partnership of Longstreet Associates L.P., and
      (ii) notice to Waterford Associates, L.P. as to the transfer of the Purchaser's Partnership Interest in EMI Two (a general partner and limited partner of Crystal Mall Associates Limited Partnership) as required by
      Section 11.04 of the Amended and Restated Agreement and Certificate of Limited Partnership of Crystal Mall Associates Limited Partnership.

            (i) CPI shall have received the approval of its shareholders to the transactions contemplated by this Purchase and Exchange Agreement.

            (j) CPI shall have received from the Purchaser an executed Release.

            (k) CPI shall have received an agreement executed by Waterford Associates, L.P. pursuant to which such entity shall agree to contribute $1,000 to the capital of Crystal Mall Associates Limited Partnership to avoid the termination thereof pursuant to Section 708 of the Code and such contribution shall have been made.

            (l) CPI shall have received from Purchaser a duly executed certificate of non-foreign status in the form presented by Treasury Regulation ss. 1.1445-1(b)(2).

      SECTION 4. Covenants.

      SECTION 4.1. CPI agrees with the Purchaser as follows:

            SECTION 4.1.1 From the date of this Purchase and Exchange Agreement through the Closing Date, CPI shall not issue any Common Shares or Preference Shares by virtue of any reclassification, recapitalization, split-up, subdivision, declaration of a stock dividend or otherwise, except pursuant to plans, arrangements and agreements existing on the date hereof.

            SECTION 4.1.2. CPI has not, either by itself or through any agent on its behalf, offered to sell any Common Shares, or solicited any offers to buy Common Shares and will not so offer or solicit offers, so as thereby to bring the issuance and sale of Shares pursuant to this Purchase and Exchange Agreement or any other securities in violation of the Securities Act, the Massachusetts Uniform Securities Act, the New Jersey Uniform Securities Law or the New York State Martin Act or any other state securities or real estate syndication or similar laws.

            SECTION 4.1.3. Until a class of CPI's equity securities has been registered under Section 12 of the 1934 Act or CPI has become obligated to file reports under Section 15(d) of the 1934 Act, CPI shall, within 120 days after the close of each fiscal year of CPI, furnish to the Purchaser or any permitted transferee of the Shares, as long as it owns any Shares, the following statements prepared in accordance with generally accepted accounting principles consistently applied and reported upon by Ernst & Young LLP or such other independent public accountants of recognized standing as may be retained by CPI from time to time: (i) a balance sheet of CPI as of the end of such fiscal year and (ii) statements of income, cash flow and shareholders' equity for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year. Until a class of CPI's equity securities has been registered under Section 12 of the 1934 Act or CPI has become obligated to file reports under Section 15(d) of the 1934 Act, CPI shall, within 60 days after the close of each of the first three quarters of each fiscal year of CPI, furnish to the Purchaser or any permitted transferee of the Shares as long as it owns any Shares (1) a balance sheet of CPI as of the end of such quarter and (2) statements of income, cash flow and shareholders' equity for the portion of such fiscal year preceding the end of such quarter, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year.

            SECTION 4.1.4. Until a class of CPI's equity securities has been registered under Section 12 of the 1934 Act or CPI has become obligated to file reports under Section 15(d) of the 1934 Act, CPI shall promptly furnish to the Purchaser or any transferee of the Shares such other information with respect to the finances, business, operations, affairs, prospects, condition, properties and assets of CPI and CRC as from time to time may be reasonably requested by the Purchaser or such transferee, it being understood that CPI shall determine whether or not any such request is reasonable, giving effect to all relevant circumstances.

            SECTION 4.1.5. CPI will provide prior notice to the Purchaser of any change in the business of CPI or of any other event (including any issuance of securities of CPI, any acquisition or disposition or other material corporate event) which CPI, based upon its knowledge of Purchaser, believes would adversely affect the status under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") of the Purchaser's continued ownership of the Shares.

            SECTION 4.1.6. From and after the Closing Date, CPI agrees (a) to consider the effects of any material acquisition of property, any material disposition of property or any material corporate reorganization upon CPI's status as a "real estate operating company" (a "REOC"), as defined in regulation 2910.3-101 of the United States Department of Labor promulgated under ERISA, prior to entering into any such transaction, (b) promptly to notify the Purchaser if CPI intends to consummate any such transaction that CPI reasonably believes would create a substantial risk that CPI no longer would qualify as a REOC,

      (c) within 45 days after the end of any fiscal quarter of CPI with respect to which CPI reasonably believes that all or any portion of its dividends payable to Purchaser during such fiscal quarter would be treated as unrelated business taxable income pursuant to Section 856(h)(3)(C) of the Code, CPI shall deliver to the Purchaser a certificate of the Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller of CPI setting forth such officer's reasonable estimate as to the amount of any such income and (d) to deliver to the Purchaser a copy of the annual opinion of counsel rendered to CPI with regard to CPI's status as a REOC promptly upon receipt thereof and to cause any such opinion expressly to permit the Purchaser's reliance thereon.

            SECTION 4.1.7. Within 90 days after the Braintree Completion Date, CPI shall prepare and deliver to the Purchaser a written statement (the "Braintree Statement") setting forth the aggregate actual costs of the Braintree Expansion (the "Braintree Expansion Costs"). From the Braintree Completion Date through the date that is 30 days after the delivery of the Braintree Statement, CPI shall provide the Purchaser (and its representatives) with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation of the Braintree Statement. The Braintree Statement shall become final and binding upon the parties hereto on the 31st day following delivery thereof to the Purchaser unless the Purchaser delivers written notice of disagreement (a "Braintree Notice of Disagreement") with the Braintree Statement to CPI prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and shall relate solely to the preparation of the Braintree Statement and the calculation of the Braintree Expansion Costs. If a Braintree Notice of Disagreement is received by CPI in a timely manner pursuant to this Section 4.1.7, then the Braintree Expansion Costs set forth in the Braintree Statement, as adjusted pursuant hereto, shall become final and binding upon the parties hereto on the earlier of (a) the date the Purchaser and CPI resolve, in writing, any differences they may have with respect to any matters specified in the Braintree Notice of

      Disagreement and (b) the date any disputed matters are finally resolved in writing by an arbitrator who shall be selected and compensated in the same manner as described in Section 2.3.2 hereof; provided, however, that if any audit by the Purchaser or an arbitrator pursuant to this Section 4.1.7 results in a final determination that the Braintree Expansion Costs were less than 95% of the costs initially asserted by CPI in the Braintree Statement, then CPI shall bear 100% of the costs of any such audit or arbitration.

            SECTION 4.1.8. Upon final determination of the Braintree Expansion Costs in accordance with Section 4.1.7 hereof, CPI promptly shall reimburse the Purchaser in cash for 70% of the amount, if any, by which
      (a) the excess, if any, of $166,077,257 over the Braintree Expansion Costs exceeds (b) $3,750,000.

      SECTION 5. Transfer and Registration.

      SECTION 5.1. Investment Statements. The Purchaser hereby represents and warrants to CPI that (1) the Purchaser will purchase the Shares to be purchased by it hereunder for investment and not with a view to their public sale or distribution, nor with any present intention of selling or distributing any such Shares or beneficial interests in CRC Shares, (2) the Purchaser will purchase such Shares (a) for its own account (including any separate accounts maintained by the Purchaser) or (b) for the account of one or more pension or trust funds of which it either acts as sole trustee (or in any other fiduciary capacity) with sole investment discretion or otherwise has the authority to make the representations contained in this Section 5.1; and that in each case such Shares (and any CRC Shares delivered to the Purchaser upon a termination of the CRC Trust) will be acquired by it or such funds for the purpose of investment and not with a view to, or for sale in connection with, the public distribution thereof, nor with any present intention of publicly distributing the same (other than in accordance with the registration provisions hereof) and (3) the Purchaser has conducted its own due diligence investigation with respect to the business and operations of CPI and CRC.

      The Purchaser further represents and warrants to CPI (i) that the Purchaser understands that such Shares

(and any CRC Shares delivered to the Purchaser upon a termination of the CRC Trust) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) that such Shares (and any CRC Shares delivered to the Purchaser upon a termination of the CRC Trust) will not be disposed of unless such disposition is either registered under the Securities Act or is exempt from registration under that Act and (iii) that CPI has no obligation to register such Shares (or CRC Shares so delivered to the Purchaser) other than as set forth herein.

      The Purchaser also understands and agrees that, if any CRC Shares shall be delivered to the Purchaser upon a termination of the CRC Trust, the Purchaser shall be bound by and entitled to the benefits of the provisions of Article FOURTH of CRC's Certificate of Incorporation (a copy of which has been delivered to the Purchaser) restricting transfers of, and providing rights to registrations under the Securities Act of, any such CRC Shares. Each certificate for CRC Shares so delivered will bear the legend prescribed by said Article FOURTH.

      SECTION 5.2. Permissible Transfers. Except in accordance with this Section 5, the Purchaser shall not effect any Transfer of Restricted Shares (both as hereinafter defined) or of any interest or right to purchase the same other than:

            (a) a Transfer from the Purchaser to another person or persons acting as nominee or nominees or trustee or trustees for the Purchaser or, if the Purchaser is acting as nominee or trustee in making the purchases hereunder, to a different nominee or trustee for the same person as the Purchaser is so acting;

            (b) a Transfer to the Purchaser from one or more other person or persons acting as nominee or nominees or trustee or trustees for the Purchaser;

            (c) a Transfer by the Purchaser, if it is a trustee for a pension or trust fund, in connection with the dissolution of such fund or in connection with the Transfer or distribution of all or part of the assets of such fund to another pension or trust fund for which the Purchaser or another corporate trustee is acting as trustee; or

            (d) a Transfer by a pension or trust fund to another pension or trust fund the investment discretion for which is exercised by the same trustee or other fiduciary or director.

In the event that the Purchaser shall Transfer any Restricted Shares in a manner contemplated by this Section 5.2, the Purchaser shall cause its transferee or transferees to agree in writing to take and hold such securities subject to the provisions of this Section 5.

      SECTION 5.3. Certain Definitions. As used in this Section 5 (and elsewhere herein with reference to this Section 5), the following terms shall have the following respective meanings:

      "Transfer" means, as to any Restricted Shares, any sale, assignment or transfer of any of such Restricted Shares or of any interest therein or right to subscribe therefor, whether or not such transfer would constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

      "Restricted Shares" means the Shares and any other securities issued as a dividend or other distribution on or as a result of a subdivision, combination or reclassification of any Shares, in each case, prior to the effective registration of the Transfer thereof under the Securities Act.

      "Registration Expenses" means the expenses so described in Section 5.8.

      "Selling Expenses" means the expenses so described in Section 5.8.

      "Underwriter" means each person who is or may be deemed to be an "underwriter", as that term is defined in Section 2(11) of the Securities Act, in respect of Restricted Shares which shall have been registered by CPI under the Securities Act pursuant to any of the provisions of this Section 5.

      "CPI Counsel" means Cravath, Swaine & Moore, or such other counsel as shall at the time be serving as counsel to CPI.

      "Holder's Counsel" shall mean counsel for the holder of the Restricted Shares in question, which counsel shall be reasonably satisfactory to CPI.

      SECTION 5.4. Transfer Legends. Each certificate for Restricted Shares, including each certificate issued to any transferee, shall be stamped or otherwise imprinted with a legend (in addition to any legends otherwise required by the Declaration of Trust of CPI) in substantially the following form (unless otherwise permitted by the provisions of Section 5.5 or unless such Restricted Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of pursuant to the registration statement covering such Restricted Shares):

"The shares represented by this certificate were issued pursuant to a Purchase and Exchange Agreement dated as of November 15, 1996, between Corporate Property Investors and the original purchaser of such shares (copies of which Agreement are on file at the principal office of the issuer of such shares), have not been registered under the Securities Act of 1933 and may not be sold, assigned or transferred until the applicable provisions of Section 5 of such Agreement have been complied with."

      SECTION 5.5. Notice of Proposed Transfers; Requests for Registration. The holder of any Restricted Shares by acceptance thereof agrees, prior to any Transfer of any such Restricted Shares (other than a Transfer referred to in paragraphs (a) to (d), inclusive, of Section 5.2), to give written notice to CPI of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5.5. Each notice shall describe in detail the manner, method of disposition and circumstances of the proposed Transfer and shall be accompanied by (i) a written opinion of Holder's Counsel addressed to CPI stating whether in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of the Restricted Shares under the Securities Act, and (ii) if in the opinion of such counsel registration is required, a written request that CPI effect the registration of such Restricted Shares under the Securities Act, subject to the limitations contained in Section 5.10. Upon receipt by CPI of any such notice, opinion and, if necessary, request, the following provisions shall apply:

            (a) Not more than 20 calendar days after such receipt, CPI Counsel shall render an opinion to CPI as to whether such counsel concurs in the opinion of Holder's Counsel. CPI Counsel shall furnish copies of such opinion to CPI, Holder's Counsel and the shareholder giving such notice. If CPI Counsel shall not render such opinion within such 20 calendar days, its opinion shall be deemed to concur with the opinion of Holder's Counsel.

            (b) If in the opinion of Holder's Counsel and CPI Counsel the proposed Transfer of Restricted Shares may be effected without registration under the Securities Act, the shareholder shall thereupon be entitled to transfer such Restricted Shares in accordance with the terms of the notice delivered to CPI; provided, however, that the transferee of such Restricted Shares shall agree in writing to take and hold such securities subject to the applicable provisions of this Section 5. Each certificate evidencing the Restricted Shares issued upon the Transfer (and each certificate evidencing any untransferred balance of the original Restricted Shares) shall bear the legend set forth in Section 5.4 unless in the opinion of CPI Counsel such legend is not necessary.

            (c) If in the opinion of both Holder's Counsel and CPI Counsel the proposed Transfer of the Restricted Shares may not be effected without registration under the Securities Act, CPI shall use its best efforts to effect such registration, all in accordance with the request of the prospective seller and the provisions and conditions of this Section 5. Upon the effectiveness of such registration the Restricted Shares may be transferred to the extent permitted by law and the legend thereon shall be removed promptly upon delivery of certificates therefor to CPI.

            (d) If in the opinion of Holder's Counsel the proposed Transfer of Restricted Shares may be effected without registration under the Securities Act, but CPI Counsel shall not concur in such opinion, Holder's Counsel at their option may submit the question to the staff of the Commission for an advisory opinion and, in the event that the staff of the Commission shall issue a "no action" letter or other favorable advisory opinion which, in the view of CPI Counsel, shall be conclusive with respect to the proposed Transfer, the shareholder shall be entitled to transfer the Restricted Shares covered by such "no action" letter or other favorable advisory opinion on the basis and in accordance with the terms thereof; provided, however, that the transferee of such Restricted Shares shall agree in writing to take and hold such securities subject to the provisions of this Section 5.

      The holder of Restricted Shares giving the notice under this Section 5.5 shall not Transfer such Restricted Shares unless and until (i) the favorable opinions of Holder's Counsel and CPI Counsel referred to in paragraph (b) shall have been given, (ii) registration of such Restricted Shares under the Securities Act shall have become effective or (iii) the "no action" letter or other favorable advisory opinion referred to in paragraph (d) shall have been received and reviewed by CPI Counsel and, in addition, in the case of (i) and
(iii), the written agreement referred to in paragraphs (b) and (d), respectively, shall have been made. Nothing contained in this Section 5 shall preclude a holder of Restricted Shares from entering into an agreement to Transfer the same if such agreement requires compliance with the conditions set forth in this Section 5.5.

      Section 5.6. Required Registration. Whenever CPI shall be required pursuant to Section 5.5 to effect the registration of any Restricted Shares under the Securities Act, CPI shall promptly give written notice of such proposed registration to all holders of outstanding Restricted Shares and, subject to the provisions of Section 5.10, shall use its best efforts to effect the registration under the Securities Act of the Restricted Shares which CPI has been requested to register pursuant to Section 5.5 and all other Restricted Shares the holders of which shall have made written requests (stating the proposed method of disposition of such securities by the prospective seller) to CPI for the registration thereof within 20 calendar days after the mailing of such written notice by CPI.

      Section 5.7. Incidental Registration. If CPI shall propose to register any Common Shares or other securities which are convertible into or exchangeable for Common Shares (otherwise than pursuant to Section 5.6) on Form S-1, Form S-2, Form S-3, Form S-11 or any similar form then in effect, it shall give written notice to all holders of outstanding Restricted Shares of its intention and, upon the written request of the holder of any such Restricted Shares given within 20 calendar days after the mailing of such notice (which request shall state the proposed method of disposition of such Restricted Shares), CPI shall use its best efforts to cause all Restricted Shares the holders of which have requested registration to be included under the proposed registration for disposition in accordance with the proposed method thereof stated in the respective shareholder's request; provided, however, that CPI may, in lieu of including any of or all such Restricted Shares under the proposed registration, elect to effect a separate registration thereof if its proposed registration relates to an underwritten public offering and the Underwriters thereof object to the inclusion of any of or all such Restricted Shares under such registration. In the event CPI shall elect to effect a separate registration in accordance with the provisions of the preceding sentence, CPI shall use its best efforts to cause such separate registration to become effective not later than 90 days after the effectiveness of its originally proposed registration. If CPI determines, prior to the effectiveness of its originally proposed registration, not to proceed with such registration, CPI shall have no further obligation under this Section 5.7 to register any Restricted Shares.

      SECTION 5.8. Registration Procedures and Expenses. If and whenever CPI is required by the provisions of this Section 5 to use its best efforts to effect the registration of any Restricted Shares under the Securities Act, CPI shall, as expeditiously as possible,

            (a) select underwriters, counsel and independent accountants for CPI of recognized standing and competence in connection with such registration;

            (b) prepare and file (or cause to be prepared and filed) with the Commission a registration statement with respect to such Restricted Shares and use its best efforts to cause such registration statement to become effective;

            (c) prepare and file (or cause to be prepared and filed) with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for nine months from the date of its effectiveness;

            (d) furnish each seller such number of copies of the registration statement and the prospectus forming a part of such registration statement (including each preliminary prospectus) as such seller may reasonably request;

            (e) use its best efforts to register or qualify (or cause to be registered or qualified) the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request (including, without limitation, the New York State Real Estate Syndicate Act, the Massachusetts Uniform Securities Act and the New Jersey Real Estate Syndicate Offerings Law), and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of the Restricted Shares during the period provided in paragraph (c) of this
      Section 5.8; provided, however, that in no event shall CPI be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdiction where it is not now so subject or to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

            (f) notify each seller of any Restricted Shares covered by such registration statement, during the period when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which causes the prospectus forming a part of such registration statement to include an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller prepare and furnish such seller a reasonable number of copies of any supplement to or any amendment of such prospectus necessary so as to render such prospectus, as amended or supplemented, in compliance with the provisions of the Securities Act;

            (g) engage a transfer agent and registrar for the Restricted Shares at least by the effective date of the first registration of any of such Restricted Shares;

            (h) give serious consideration to the listing of the Restricted Shares on an appropriate national securities exchange as promptly after the effectiveness of such first registration as the Trustees of CPI deem advisable;

            (i) use its best efforts to procure a comfort letter or letters for the benefit of the underwriters of such registration which substantially conform with the requirements of the American Institute of Certified Public Accountants' Statement of Auditing Standards No. 72 from independent accounts for CPI of recognized standing and competence in connection with such registration;

            (j) use its best efforts to deliver customary closing opinions of counsel for CPI in connection with such registration; and

            (k) make customary representations and warranties to the underwriters in connection with such registration.

      All expenses (except for the compensation of regular employees of CPI, which shall be paid in any event by CPI) incurred by CPI in complying with this
Section 5.8, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for CPI, counsel for the Underwriters and counsel representing selling shareholders owning a majority of the Restricted Shares being registered), all fees and disbursements of counsel for CPI and any accountants' fees and expenses incident to or required by any such registration are herein called "Registration Expenses", which shall be borne as provided in Section 5.9. All underwriting fees and commissions to be incurred by any seller and all fees and disbursements of counsel for any seller (other than counsel described in the second parenthetical phrase in the preceding sentence) are herein called "Selling Expenses", which shall be borne by the seller or sellers in such proportions as they may agree upon; provided, however, that if such sellers cannot otherwise agree, they shall bear such expenses (other than their individual counsel fees which shall be borne by them directly) in direct proportion to the number of Restricted Shares which they are having registered.

      It shall be a condition precedent to the obligation of CPI to take any action pursuant to this Section 5.8 for the benefit of a prospective seller of Restricted Shares that (x) CPI shall have received an undertaking satisfactory to it from such seller (A) to pay all Registration Expenses required to be paid by such seller pursuant to Section 5.9 and all Selling Expenses to be incurred by or for account of such seller and (B) to notify CPI of the happening of any event within the knowledge of such seller which causes the prospectus referred to in Section 5.8(d), as it may be amended or supplemented, to include an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in each case with respect to such seller, and (y) such seller shall furnish to CPI such information regarding such seller, the Restricted Shares held by such seller and the intended method of disposition of such Restricted Shares as CPI shall reasonably request and as shall be required by applicable law in connection with the action to be taken by CPI.

      SECTION 5.9. Allocation of Expenses. If and whenever CPI is required by the provisions of this Section 5 to use its best efforts to effect the registration of any of its securities under the Securities Act, CPI shall pay all Registration Expenses in connection with

            (a) (i) the first two registrations of any Restricted Shares consummated pursuant to Sections 5.5 and 5.6 and (ii) each of the third, fourth, fifth and sixth registrations of any Restricted Shares consummated pursuant to Sections 5.5 and 5.6, so long as each such registration is effected pursuant to a request or requests from a prospective seller or sellers (including Purchaser) to register at least 5% of the outstanding Common Shares (including as "outstanding" for such purpose any Common Shares issuable upon conversion of any outstanding securities of CPI which may then be converted); provided, however, that if the full number of Restricted Shares covered by a request pursuant to
      Section 5.5 is not in fact sold pursuant to any such registration as a result of the inclusion of any additional outstanding or newly issued securities of CPI in such registration, such registration shall not be counted for purposes of this clause (a) of Section 5.9; and

            (b) each registration pursuant to Section 5.7.

The Registration Expenses in connection with any other registration of its Restricted Shares which CPI shall be required to use its best efforts to effect pursuant to any of the provisions of this Section 5, and all Selling Expenses in connection with any registration of its Restricted Shares pursuant to this
Section 5, shall be borne by the seller or sellers of such Restricted Shares in such proportions as they may agree upon; provided, however, that if such sellers cannot otherwise agree, they shall bear such expenses (other than their individual counsel fees which shall be borne by them directly) in direct proportion to the number of Restricted Shares which they are having registered.

      SECTION 5.10. Limitations on Obligations to Register and Right To Sell Restricted Shares. Anything in this Section 5 to the contrary notwithstanding:

            (a) if CPI has not theretofore registered an offering of Common Shares or other securities which are convertible into or exchangeable for Common Shares under the Securities Act, CPI shall not be obligated to effect any registration under Section 5.5 or Section 5.6 unless it shall have received a request or requests pursuant to Section 5.5 or Section 5.6 or any similar provision of any other agreement from a prospective seller or sellers (including the Purchaser) to register at least 10% of the outstanding Common Shares (including as "outstanding" for such purpose any Common Shares issuable upon conversion of any outstanding securities of CPI which may then be converted);

            (b) if CPI has theretofore registered an offering of Common Shares or other securities which are convertible into or exchangeable for Common Shares under the Securities Act, CPI shall not be obligated to effect any registration under Section 5.5 or Section 5.6 unless it shall have received a request or requests from a prospective seller or sellers (including Purchaser) to register Common Shares with a minimum value of $15 million, based on the current value of shareholder's equity per Common Share as of the December 31 immediately preceding the date of the first such request. For purposes of the preceding sentence, the "current value of shareholder's equity per Common Share" shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing no more than forty-five business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Shares are admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the average of highest reported bid and lowest reported asked prices on the over-the-counter market on the day in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (or any successor to such system), or a similarly generally accepted reporting service, or if not so available, the "current value of shareholder's equity per Common Share" shall be determined in an appraisal conducted by Landauer Associates, Inc. or such other independent person of recognized standing as shall have been selected by the Trustees of CPI to determine the net asset value of CPI;

            (c) CPI shall not be required to register Restricted Shares under the Securities Act pursuant to Section 5.5 or Section 5.6 more than once in any consecutive 12-month period; provided, that if the full number of Restricted Shares covered by a request pursuant to Section 5.5 is not in fact sold pursuant to any such registration as a result of the inclusion of any additional outstanding or newly issued securities of CPI in such registration, such registration shall not be counted for purposes of this clause (c) of Section 5.10;

            (d) CPI shall not be obligated to effect any registration pursuant to Section 5.5 or Section 5.6 if such registration would require an audit of CPI as of a date other than its fiscal year end unless the seller requesting such registration agrees to bear responsibility for the expenses of such an audit; and

            (e) any registration statement prepared pursuant to this Section 5 shall be subject to such restrictions or limitations as may be required by law to the sales price or sales method of the Restricted Shares included in such registration statement; provided, however, that, if upon the effectiveness of any such registration statement CPI will be engaged in a primary distribution of its securities, CPI may require the prospective seller or sellers whose Restricted Shares are included in such registration statement to agree not to sell any such Restricted Shares for a period of 90 days after the effective date of such registration statement.

      SECTION 5.11. Indemnification. In the event of any registration of Restricted Shares pursuant to this Section 5, CPI shall indemnify and hold harmless the Purchaser, its officers, directors or trustees and each seller of Restricted Shares covered by a registration pursuant to this Section 5 and each Underwriter of such Restricted Shares and each person, if any, who controls the Purchaser or such seller or Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities and any action in respect thereof, joint or several, to which the Purchaser or such seller, Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and CPI will reimburse the Purchaser and each such seller, Underwriter and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CPI will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in reliance upon and in conformity with information furnished to CPI in writing by the Purchaser or such seller specifically for use therein, or by any Underwriter distributing or selling the Restricted Shares of such seller, specifically for use in the preparation thereof. This indemnity will be in addition to any liability which CPI may otherwise have.

      A party from whom indemnity may be sought pursuant to the provisions of this Section 5.11 shall not be liable for such indemnity with respect to any claim as to which indemnity is sought unless the party seeking such indemnity shall have notified such indemnifying party in writing of the nature of such claim promptly after such indemnified party becomes aware of the assertion thereof; provided, however, that the failure so to notify such indemnifying party shall not relieve such party from any liability which it may have to such indemnified party otherwise than on account of the provisions of this Section
5.11 or if the failure to give such notice promptly shall not have been prejudicial to such indemnifying party. Any indemnifying party may participate (with counsel reasonably satisfactory to the indemnified party) in, and to the extent that it shall wish, may direct (at its own expense and either individually or jointly with any other indemnifying party), the defense of any suit brought to enforce such claim; provided, that if a party seeking such indemnity shall give notice to such indemnifying party that in its good faith judgment an important general interest of such party is involved in such proceeding, such party seeking indemnity shall have the right to control (at its own expense), with the participation of the indemnifying party, the defense against or settlement of any such proceeding. If any indemnifying party elects to assume the defense of any such suit and retains counsel satisfactory to such indemnified party, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such suit, other than reasonable costs of investigation. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent.

      Insofar as the foregoing indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner or controlling person of an Underwriter within the meaning of Section 15 of the Securities Act and who, at the effective date of the registration statement, is, or is named to be, a Trustee of CPI, if a claim for indemnification for any such liabilities (except payment for expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such a person, CPI will submit to a court of competent jurisdiction (unless in the opinion of counsel for CPI the matter has already been settled by controlling precedent) the question of whether or not such indemnification is against public policy and unenforceable, and such person and CPI will be governed by the final adjudication of such issue.

      It shall be a condition precedent to the obligation of CPI to take any action pursuant to Section 5.8 that CPI shall have received an undertaking satisfactory to it from each prospective seller of the Restricted Shares to be registered under each registration pursuant to this Section 5, and from any Underwriter of such Restricted Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraphs of this Section 5.11) CPI and each of its Trustees, officers and "control" persons within the meaning of that term under the Securities Act, against any losses, claims, damages or liabilities to which CPI or any such Trustee, officer or control person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was in reliance upon and in conformity with information furnished to CPI in writing by such seller or Underwriter, as the case may be, specifically for use therein; and such persons will reimburse CPI and each of its Trustees, officers and control persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity will be in addition to any liability which such seller or Underwriter may otherwise have.

      SECTION 5.12. 1934 Act Registration. CPI shall cause at least one class of its securities to be registered pursuant to Section 12 of the 1934 Act within 90 calendar days after the effective date of the first registration statement pertaining to Common Shares or other securities which are convertible into or exchangeable for Common Shares filed by CPI under the Securities Act or as otherwise required by the 1934 Act and shall thereafter (i) cause such securities to remain registered under such Section 12, (ii) file within the requisite period of time all reports required to be filed by issuers having securities registered pursuant to such Section 12, (iii) file such other documents as may be required to be filed pursuant to Rule 144 under the Securities Act as a condition to the sale of restricted or control securities and (iv) provide such other information as may be required to be provided pursuant to Rule 144A under the Securities Act as in effect on the date of this Purchase and Exchange Agreement.

      CPI covenants that, so long as the Purchaser shall hold any Common Shares or CRC Shares, it will give to the Purchaser prompt written notice of (i) the filing and effectiveness of any registration statement filed by CPI under the 1934 Act pursuant to the preceding paragraph, relating to any class of securities of CPI or CRC, and (ii) the number of shares of such class of securities outstanding at the time such registration statement becomes effective. CPI also covenants that it will furnish to the Purchaser any information which it may reasonably require for the purpose of completing Form 144, or any other comparable form, in connection with any proposed sale by the Purchaser pursuant to Rule 144 under the Securities Act, as then in effect, or any other comparable rule, of any Common Share or any CRC Shares.

      SECTION 5.13. More Favorable Rights. CPI agrees that if it shall hereafter afford to any person or entity registration rights with respect to Restricted Shares more favorable than those provided in this Section 5, it will forthwith make such more favorable rights available to the Purchaser with respect to the Restricted Shares held by the Purchaser.

      SECTION 6. Representations and Warranties.

      SECTION 6.1. Representations and Warranties of CPI. CPI (and, with respect to the representations and warranties applicable to it, CRC) represents and warrants to the Purchaser as follows:

            SECTION 6.1.1. CPI is a voluntary association of the type commonly known as a business trust duly organized and existing under the laws of the Commonwealth of Massachusetts, has all the requisite power to own and deal with real and other property, conduct its business as it is now conducted and perform this Purchase and Exchange Agreement and is duly qualified to do business and in good standing in Massachusetts and in each jurisdiction, if any, in which the nature of the business transacted or the character of the property owned by it therein makes such qualification necessary. This Purchase and Exchange Agreement has been duly authorized, executed and delivered by CPI and constitutes CPI's legal, valid and binding agreement enforceable against CPI in accordance with its terms (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

            SECTION 6.1.2. The Shares to be delivered to the Purchaser on the Closing Date in accordance with this Purchase and Exchange Agreement will have all the rights and privileges applicable to Series A Shares as provided in the Declaration of Trust and, when so delivered against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable, and the delivery to the Purchaser of certificates for the Shares will pass to the Purchaser good and valid title thereto, free of any Encumbrance.

            SECTION 6.1.3. The Declaration of Trust and the Trustees' Regulations of CPI, in the forms certified by the Secretary of CPI and delivered to the Purchaser on the date hereof, are and at the Closing will be in full force and effect.

            SECTION 6.1.4. The execution and delivery by CPI of this Purchase and Exchange Agreement, each Assignment Agreement, the Release and the certificates representing the Shares and performance of this Purchase and Exchange Agreement, each Assignment Agreement and the Release and compliance with the provisions hereof and thereof do not and, in the case of the Release and the Assignment Agreements, upon their execution and delivery will not (i) violate any provision of any applicable law or of the Declaration of Trust or Trustees' Regulations, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any of the properties or assets of CPI pursuant to, any material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which CPI is a party or by which it or any of its properties may be bound or (iii) require any consent under any such material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument other than consents (A) that have been obtained or the procurement of which is a condition to the closing of the transactions contemplated hereby or (B) the failure to obtain of which is not reasonably likely to have a material adverse effect upon the assets, business or operations of CPI, CRC and their subsidiaries taken as a whole or the ability of CPI and CRC to consummate the transactions contemplated hereby.

            SECTION 6.1.5. CPI has not, either directly or through any agent, offered any Common Shares or other securities for sale, or solicited any orders to buy the same, or otherwise approached or negotiated in respect thereof, in such manner as to require registration under the Securities Act, the Massachusetts Uniform Securities Act, the New Jersey Uniform Securities Law or the New York State Martin Act of such Common Shares, such other securities or any Shares to be sold hereunder.

            SECTION 6.1.6. Except as described in the Evaluation Material, there is no action, proceeding or investigation pending or, to the knowledge of CPI, threatened, against CPI in which there is a reasonable possibility of an adverse decision that would materially adversely affect the condition, business or prospects of CPI or any of its properties or assets, or which questions the validity of this Purchase and Exchange Agreement, the Shares, any Assignment Agreement, the Release or any action to be taken pursuant to this Purchase and Exchange Agreement, any Assignment Agreement or the Release.

            SECTION 6.1.7. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or public body or authority on the part of CPI is required in connection with the valid execution, delivery and performance of this Purchase and Exchange Agreement, any Assignment Agreement, the Release or the offer, sale and delivery of the Shares, as contemplated hereby.

            SECTION 6.1.8. CPI has no present intention of making any public distribution of any equity securities.

            SECTION 6.1.9. Each of CPI, CPI's subsidiaries and CRC have filed all Federal tax returns and all material state and local income, franchise and other tax returns, reports and statements required to have been filed to date. All material taxes shown to be due on such returns have been paid. There is no material audit, examination, investigation, dispute or claim concerning any taxes of any of CPI, CPI's subsidiaries or CRC raised by any taxing authority in writing or as to which any of the Trustees and officers of CPI, other directors and officers of CPI's subsidiaries and the directors and officers of CRC have actual knowledge. There are no settlements or closing agreements with respect to any taxes of CPI or CRC with respect to which any material amounts remain to be paid. Neither CPI nor CRC is a party to any tax sharing agreement.

            SECTION 6.1.10. CPI has endeavored and will endeavor to operate in such manner as to qualify as a real estate investment trust under Sections 856-860 of the Code.

            SECTION 6.1.11. The Evaluation Material does not contain any untrue statement of a material fact. The balance sheets of CPI as at December 31, 1995, and June 30, 1996, and the related statements of income, cash flow and shareholders' equity for the twelve months then ended and six months then ended, respectively, included in the Evaluation Material, fairly present the financial condition of CPI as at such dates and the results of operations of CPI for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since June 30, 1996, there has been no material adverse change in the business, operations, financial condition, results of operations or prospects of CPI and its subsidiaries. The balance sheets of the Partnerships (other than Hotel) as at December 31, 1995, and the related statements of income, cash flow and partner capital for the twelve months then ended, previously delivered to the Purchaser, fairly present the financial condition of such Partnerships (taken as a whole) as at such date, and all such balance sheets were prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1995, there has been no material adverse change in the business, operations, financial condition, results of operations or prospects of the Partnerships (other than Braintree and Hotel) taken as whole.

            SECTION 6.1.12. As of the date of this Purchase and Exchange Agreement, CPI is a REOC and, immediately following the consummation of the transactions contemplated hereby and based upon information available to CPI concerning the Purchaser and the holders of CPI's outstanding Common Shares and its other securities, CPI shall not be a "pension-held REIT" within the meaning of Section 856(h) of the Code.

            SECTION 6.1.13. CPI in its Federal income tax return for the taxable year ended December 31, 1995, elected to be treated as a Real Estate Investment Trust.

            SECTION 6.1.14. CRC is a duly organized and validly existing corporation under the laws of the State of Delaware, has all the requisite power to own and deal with real and other property, and is duly qualified to do business and in good standing in the jurisdiction, if any, in which the nature of the business transacted or the character of the property owned by it therein makes such qualification necessary.

            SECTION 6.1.15. Upon its acquisition of the Shares, the Purchaser will also acquire related beneficial interests in the CRC Shares held in the CRC Trust. The CRC Shares held in the CRC Trust are duly authorized, validly issued, fully paid and non-assessable, and the delivery to the Purchaser pursuant to this Purchase and Exchange Agreement of certificates for the Shares will pass to the Purchaser good and valid title to their related beneficial interests in the CRC Shares held in the CRC Trust, free of any Encumbrance except as set forth in Article FOURTH of CRC's Certificate of Incorporation. All but 74.3 of the outstanding CRC Shares are held by the CRC Trust or by the Bank of Montreal Trust Company, as trustee, ratably on behalf of the holders of CPI's outstanding Preference Shares.

            SECTION 6.1.16. The execution and delivery by each of CPI and CRC of this Purchase and Exchange Agreement and the certificates representing the Shares and performance of this Purchase and Exchange Agreement and compliance with the provisions hereof do not (i) violate any provision of CRC's Certificate of Incorporation, its By-laws or the Trust Agreement establishing the CRC Trust or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of CRC pursuant to, any material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which CRC is a party or by which it or any of its properties may be bound or (iii) require any consent under any such material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument other than consents (A) that have been obtained or the procurement of which is a condition to the closing of the transactions contemplated hereby or (B) the failure to obtain of which is not reasonably likely to have a material adverse effect upon the assets, business or operations of CPI, CRC and their subsidiaries taken as a whole or the ability of CPI and CRC to consummate the transactions contemplated hereby.

            SECTION 6.1.17. CRC has not, either directly or through any agent, offered any CRC Shares or other securities for sale, or solicited any orders to buy the same, or otherwise approached or negotiated in respect thereof, in such manner as to require registration under the Securities Act, the Massachusetts Uniform Securities Act, the New Jersey Uniform Securities Law or the New York State Martin Act of such CRC Shares, such other securities or any Shares to be sold hereunder.

            SECTION 6.1.18. Except as described in the Evaluation Material, there is no action, proceeding or investigation pending or, to the knowledge of CPI, threatened, against CRC in which there is a reasonable possibility of an adverse decision that would materially adversely affect the condition, business or prospects of CPI and CRC taken as a whole, or which questions the validity of this Purchase and Exchange Agreement, the CRC Shares or any action taken by CPI or CRC pursuant to this Purchase and Exchange Agreement.

            SECTION 6.1.19. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or public body or authority on the part of CRC is required in connection with the valid execution, delivery and performance of this Purchase and Exchange Agreement or the issuance for deposit in the CRC Trust of CRC Shares as contemplated hereby.

            SECTION 6.1.20. CRC has no present intention of making any public distribution of any CRC Shares.

            SECTION 6.1.21. The financial information concerning CRC set forth in the Annual Report and Six Month Report of CPI included in the Evaluation Material fairly summarizes the financial condition of CRC at such dates and the results of operations of CRC for the periods indicated in such information, all in accordance with generally accepted accounting principles consistently applied. Since June 30, 1996, there has been no adverse change in the business, operations, financial condition, results of operations or prospects of CRC and its subsidiaries that are material in the context of CPI (and its subsidiaries) and CRC, taken as a whole.

            SECTION 6.1.22. CPI is not in violation of any provision of its Declaration of Trust or Trustees' Regulations. CRC is not in violation of any provision of the CRC Trust.

            SECTION 6.1.23. CRC is not in violation of any provision of its Certificate of Incorporation or By-laws.

            SECTION 6.1.24. The Certificate of Incorporation of CRC, as amended, in the form certified by the Secretary of CRC and heretofore delivered to the Purchaser, is and at the Closing will be in full force and effect.

            SECTION 6.1.25. The CRC Trust Agreement in the form certified by the Secretary of CRC and heretofore delivered to the Purchaser, is and at the Closing will be in full force and effect.

            SECTION 6.1.26. The total number of Preference Shares which CPI shall have authority to issue shall be 209,249 and the total number of Common Shares which CPI shall have authority to issue shall be 36,089,872 Common Shares plus such number (if any) of additional Common Shares as shall be required for issuance pursuant to Share

      Purchase Contracts entered into under CPI's 1994 Plan for Shareholder Contractual Purchases of Shares (the "1994 Plan") and 1997 Plan for Shareholder Contractual Purchases of Shares (the "1997 Plan"); provided, however, that (a) upon the issuance of all Common Shares issuable pursuant to the terms of Share Purchase Contracts entered into under the 1994 Plan (the "1994 Contracts"), the number of Common Shares authorized to be issued shall be reduced by the excess (if any) of 1,105,894 over the number of authorized but unissued Common Shares as shall then have been issued subsequent to November 1, 1996, pursuant to such 1994 Contracts;
      (b) upon the issuance of all Common Shares issuable pursuant to the terms of Share Purchase Contracts entered into under the 1997 Plan (the "1997 Contracts"), the number of Common Shares authorized to be issued shall be reduced by the excess (if any) of 1,100,000 over the number of authorized but unissued Common Shares as shall then have been issued subsequent to January 1, 1997, pursuant to such 1997 Contracts; (c) upon the issuance of all Common Shares issuable pursuant to all Employee Share Purchase Plan Contracts entered into under CPI's Employee Share Purchase Plan, as amended ("Employee Contracts"), the number of Common Shares authorized to be issued as aforesaid shall be reduced by the excess (if any) of 12,513 (as adjusted to reflect non-vested shares acquired by CPI) over the total number of authorized but unissued Common Shares as shall then have been issued subsequent to June 15, 1994, pursuant to Employee Contracts; (d) upon the issuance of all Common Shares issuable pursuant to Share Purchase Agreements providing for the issuance of up to 1,788,948 Common Shares directly, or upon the conversion or exchange of securities convertible into or exchangeable for Common Shares, the number of Common Shares authorized to be issued shall be reduced by the excess (if any) of 1,788,948 over the number of authorized but unissued Common Shares as shall have been issued subsequent to November 1, 1996 pursuant to such Share Purchase Agreements; (e) upon the termination or expiration of the Trust's 1993 Share Option Plan for Employees and all options granted thereunder ("1993 Share Options"), the number of Common Shares authorized to be issued as aforesaid shall be reduced by the excess (if any) of 1,000,000 over the total number of Common Shares as shall then have been issued upon the exercise of 1993 Share Options granted on or after November 2, 1993; (f) upon the issuance of all Common Shares issuable upon conversion of the First Series Preference Shares, the number of Common Shares authorized to be issued as aforesaid shall be reduced by the excess (if any) of 1,600,000 over the number of authorized but unissued Common Shares as shall then have been issued subsequent to June 15, 1994 upon conversion of such First Series Preference Shares; (g) upon the issuance of all Common Shares issuable in exchange for interests in properties (whether direct or indirect through ownership of interests in legal entities) pursuant to contracts entered into on or before January 31, 1997 ("Bellwether Contracts"), the number of Common Shares authorized to be issued shall be reduced by the excess (if any), of 6,000,000 over the number of authorized but unissued Common Shares as shall have been issued subsequent to November 1, 1996 pursuant to such Bellwether Contracts; and (h) upon the issuance of all Common Shares (excluding those utilized in (g) above) issuable in exchange for interests in Longstreet Associates L.P., a New York limited partnership (or in a successor to the assets thereof or in the underlying assets thereof), on or before December 31, 2000 ("Longstreet Exchanges"), the number of Common Shares authorized to be issued shall be reduced by the excess (if any) of 1,800,000 over the number of authorized but unissued Common Shares as shall then have been issued subsequent to November 1, 1996 pursuant to such Longstreet Exchanges. As of November 14, 1996 there were outstanding 21,189,229 Common Shares (excluding 404,967 Common Shares held by CPI in its treasury), 209,249 Preference Shares and 2,270,120.9 shares of common stock of CRC. Since November 14, 1996, neither CPI nor CRC has effected any change in its authorized classes of beneficial interest (whether by way of reclassification, recapitalization, subdivision, stock splits or otherwise). Neither CPI nor CRC is required to file, pursuant to the requirements of Section 12 of the 1934 Act, a registration statement relating to any of its securities.

                  SECTION 6.1.27. Since January 1, 1975, CPI has been, and CPI continues to be, primarily engaged directly in the management or development of real estate.

                  SECTION 6.1.28. Schedule 6.2.1 contains a correct and complete list of all of the organizational documents of each of the Partnerships, true and correct copies of which have been delivered to the Purchaser.

                  SECTION 6.1.29. Attached as Schedules 6.1.29(a) and 6.1.29(b)
            are the current budget and schedule of estimated draw-down dates for the Braintree Expansion, respectively. As of the date of this Purchase and Exchange Agreement, Braintree's partners have made cash contributions to Braintree with respect to the Braintree Expansion in an aggregate amount equal to $130,902,043, of which CPI and the Purchaser have contributed $39,270,613 and $91,631,430 respectively, in cash.

                  SECTION 6.1.30. All conditions to the transfer of the
            Partnership Interests have been met and neither any such transfer nor any other transaction contemplated hereby is a violation or breach of any of the Partnership Agreements or any other agreement, contract or understanding to which any Partnership is a party or by which it or any of its assets may be bound.

                  SECTION 6.1.31. CPI (a) will acquire the Partnership Interests for the purpose of investment and not with a view to, or for sale in connection with, the public distribution thereof, nor with any present intention of publicly distributing the same and (b) is familiar with the business and operations of the Partnerships and has conducted its own due diligence investigation with respect thereto.

                  SECTION 6.1.32. CPI, in its capacity as general partner of the
            Partnerships, does not have actual knowledge of any contingent or other liabilities of the Partnerships that are not reflected in the financial statements of the Partnerships referred to in Section
            6.1.11 and that are reasonably likely to have a material adverse effect upon the Purchaser as a withdrawing limited partner of the Purchaser's Partnerships. To the actual knowledge of CPI, in its capacity as general partner of the Partnerships, the Purchaser has satisfied all of its obligations under each of the Partnerships from which it is withdrawing in connection with the transactions contemplated hereby.

                  SECTION 6.1.33. Each of CPI and CRC are in compliance in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the failure to comply therewith would not, together with all other such failures, reasonably be expected to have a material adverse effect on the assets, business or operations of CPI, CRC and their subsidiaries taken as a whole.

            SECTION 6.2. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to CPI as follows:

                  SECTION 6.2.1. To the Purchaser's knowledge, Schedule 6.2.1 contains a correct and complete list of all of the organizational documents of each of the Partnerships. The Purchaser owns the Partnership Interests free and clear of all Encumbrances other than those contained in the documents set forth in Schedule 6.2.1.

                  SECTION 6.2.2. The Trust Company is duly organized and
            existing under the laws of the Commonwealth of Massachusetts and is duly appointed and acting as the sole trustee of the Telephone Real Estate Equity Trust, the Purchaser has all the requisite power to own and deal with its real and other property, conduct its business as it is now conducted and perform this Purchase and Exchange Agreement, each Assignment Agreement and the Release and is duly qualified to do business and in good standing in each jurisdiction, if any, in which the nature of the business transacted or the character of the property owned by it therein makes such qualification necessary. The Purchaser is the successor-in-interest to the Trust Company, as Trustee for the Bell System Trust ("Bell") in respect of all rights and claims of Bell in, to or against the Partnerships, whether as a partner, creditor, beneficiary or other claimant. This

            Purchase and Exchange Agreement has been duly authorized, executed and delivered by Purchaser and each of the Assignment Agreements and the Release has been duly authorized by Purchaser and shall be duly executed and delivered by Purchaser at the Closing and this Purchase and Exchange Agreement and each Assignment Agreement (upon its execution and delivery) and the Release (upon its execution and delivery) constitute (or will constitute upon execution and delivery) Purchaser's legal, valid and binding agreement enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

                  SECTION 6.2.3. The execution and delivery by Purchaser of this
            Purchase and Exchange Agreement, each of the Assignment Agreements and the Release and the performance of this Purchase and Exchange Agreement, each of the Assignment Agreements and the Release, and compliance with the provisions hereof and thereof do not and, in the case of the Release and the Assignment Agreements, upon their execution and delivery will not (i) violate any provision of ERISA, or any other applicable law or of the organizational documents of the Purchaser or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Purchaser pursuant to, any material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which Purchaser is a party or by which it or any of its properties may be bound.

                  SECTION 6.2.4. There is no action, proceeding or investigation pending or, to the knowledge of Purchaser, threatened, against Purchaser in which there is a reasonable possibility of an adverse decision that questions the validity of this Purchase and Exchange Agreement, any Assignment Agreement, the Release, the Partnership Interests or any action to be taken pursuant to this Purchase and Exchange Agreement.

                  SECTION 6.2.5. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or public body or authority on the part of Purchaser is required in connection with the valid execution, delivery and performance of this Purchase and Exchange Agreement, any Assignment Agreement, the Release, Purchaser's sale, assignment, transfer and conveyance of the Partnership Interests or Purchaser's acquisition of the Shares, all as contemplated hereby.

            SECTION 7. Applicability of Declaration of Trust. Notwithstanding any other provisions of this Purchase and Exchange Agreement, the rights of the Purchaser to hold and transfer the Shares shall at all times be subject to the provisions of Sections 5.12, Purchasers Disclosures; Redemption of Shares, and 5.13, Right to Refuse to Transfer Shares; Certain Transfers Void, of the Declaration of Trust of CPI and to all rights granted to the Trustees of CPI thereunder.

            SECTION 8. Assignment. This Purchase and Exchange Agreement may not be assigned by CPI or the Purchaser prior to the Closing Date without, in the case of a transfer by the Purchaser, the consent of CPI and, in the case of a transfer by CPI, the consent of the Purchaser. After the Closing Date, all representations, warranties, covenants and agreements contained in this Purchase and Exchange Agreement shall bind and inure to the benefit of CPI and the Purchaser and their respective successors and assigns (including without limitation transferees of any or all Shares to be purchased hereunder by the Purchaser if such transferees acquired such Shares prior to the public offering thereof), except as any provision may by its terms be otherwise limited. After the Closing Date, the Purchaser shall not assign this Purchase and Exchange Agreement or any of its rights, privileges or obligations hereunder to any party other than such a transferee without the prior written consent of CPI.

            SECTION 9. Governing Law. This Purchase and Exchange Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

            SECTION 10. Jurisdiction; Consent to Service of Process. (a) Each of the Purchaser and CPI hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Purchase and Exchange Agreement, or for recognition or enforcement of any judgment, and CPI and the Purchaser hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. CPI and the Purchaser agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Purchase and Exchange Agreement shall affect any right that the Purchaser or CPI may otherwise have to bring any action or proceeding relating to this Purchase and Exchange Agreement against the other or its properties in the courts of any jurisdiction.

            (b) CPI and the Purchaser hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Purchase and Exchange Agreement in any New York State or Federal court sitting in New York City. CPI and the Purchaser hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) CPI and the Purchaser irrevocably consent to service of process in the manner provided for notices in Section 13. Nothing in this Purchase and Exchange Agreement will affect the right of any party to this Purchase and Exchange Agreement to serve process in any other manner permitted by law.

            SECTION 11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Purchase and Exchange Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Purchase and Exchange Agreement by, among other things, the mutual waivers and certifications in this Section 11.

            SECTION 12. Brokers Fees. The Purchaser shall indemnify CPI and CPI shall indemnify the Purchaser against any claim for brokerage or other commissions relative to this Purchase and Exchange Agreement or to the transactions contemplated hereby based in any way on agreements, arrangements or understandings made or alleged to have been made by the indemnifying party.

            SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by first-class registered or certified mail (air mail when being sent outside the United States) postage prepaid, addressed (a) if to the Purchaser, at its address set forth in Exhibit A hereto, or at such other address as may be furnished in writing by the Purchaser to CPI, or (b) if to CPI, Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, N.Y. 10017, or at such other address as CPI shall have furnished to the Purchaser in writing.

            SECTION 14. Survival of Provisions. The representations, warranties and covenants set forth in Sections 2, 4, 5, 6, 7, 12 and 15 shall survive the purchase of Shares under this Purchase and Exchange Agreement.

            SECTION 15. Expenses. Except as otherwise provided herein, each of CPI and the Purchaser shall bear its own respective direct and indirect costs and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Purchase and Exchange Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, without limitation, all fees and of agents, representatives, counsel, accountants and, in the case of the Purchaser, the fees and expenses of Morgan Stanley & Co. Incorporated. Notwithstanding the foregoing, any and all transfer, documentary, gains, recording, sales and use taxes and charges, and any other similar liabilities to governmental authorities, incurred with respect to the transactions contemplated hereby shall be borne equally by CPI and the Purchaser.

            SECTION 16. Entire Agreement; Section Headings. This Purchase and Exchange Agreement sets forth the entire agreement of the parties hereto, and supersedes the provisions of any prior agreement or understanding of the parties hereto, with respect to the subject matter hereof. The descriptive headings of the several sections of this Purchase and Exchange Agreement are inserted for convenience only and do not constitute a part of this Purchase and Exchange Agreement.

            SECTION 17. Counterparts. This Purchase and Exchange Agreement may be executed in counterparts, each of which shall be an original.

            The Purchaser understands that the name "Corporate Property Investors" is the designation of the Trustees under its Declaration of Trust. Neither the shareholders nor the Trustees or officers, employees or agents of the trust created thereby shall be liable hereunder and all persons shall look solely to the trust estate for the payment of any claims hereunder or for the performance hereof.

                                           Very truly yours,

                                           CORPORATE PROPERTY INVESTORS,


                                           by /s/ Corporate Property Investors
                                              --------------------------------
                                              Name:
                                              Title:

                                           CORPORATE REALTY CONSULTANTS,
                                           INC.,


                                            by /s/ Corporate Realty
                                                   Consultants, Inc.
                                               --------------------------
                                               Name:
                                               Title:

Accepted and agreed to:

STATE STREET BANK AND TRUST
COMPANY, not individually
but solely in its capacity
as Trustee of the Telephone
Real Estate Equity Trust,


  by  /s/ State Street Bank and Trust Company
      ---------------------------------------
      Name:
      Title:

                                                                       Exhibit A

Name and Address
of Purchaser
-----------------

The State Street Bank and Trust
Company, not in its individual
capacity but solely as trustee for
Telephone Real Estate Equity Trust
c/o AT&T
One Oak Way
Berkeley Heights, NJ  07922
Attn: Mr. Joseph Russo

                                                                       Exhibit B

                              Assignment Agreements

                                    [Form of]

                         PARTNERSHIP INTEREST ASSIGNMENT

            This Partnership Interest Assignment ("Assignment") is made on [the Closing Date] by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, not individually but solely in its capacity as Trustee of the Telephone Real Estate Equity Trust ("Assignor"), and
[                       ](1) ("Assignee"), with reference to the following:

            A. Assignor owns the rights of State Street Bank and Trust Company, in its capacity either as Trustee of the Telephone Real Estate Equity Trust (successor-in-interest to the Bell System Trust), that are set forth in those agreements and other documents listed on Schedule A annexed hereto (collectively, the "Partnership Agreement"), which constitutes the
organizational documents of [Name of Partnership], a [             ] limited
partnership (the "Partnership"), as amended to the date hereof.

            B. Assignor now wishes to assign to Assignee all of Assignor's interest in and to the Partnership and the Partnership Agreement and to cause Assignee to become a substituted limited partner of the Partnership in the place and stead of Assignor.

            NOW, THEREFORE, the parties agree as follows:

            1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers to Assignee, its successors and assigns, effective as of the date hereof, all of Assignor's right, title and interest (whether as partner, creditor, beneficiary or other claimant) in and to the Partnership, the Partnership Agreement and all of the Partnership's rights, interests and assets of any nature whatsoever, whether now existing or hereafter arising, including, without limitation, all of Assignor's right, title and interest in and to all distributions of cash or property made by the Partnership after the date hereof, all of Assignor's rights to the repayment of any moneys advanced or otherwise lent to the

--------
      (1) Designee of CPI.

Partnership that have not been repaid as of the date hereof, all of Assignor's right, title and interest in and to all allocations of profits, losses and tax credits for tax purposes arising with respect to Assignor's interest in the Partnership after the date hereof and all of Assignor's capital account attributable to Assignor's interest in the Partnership (all of the foregoing being collectively referred to herein as the "Partnership Interest").

            2. Substitution of Assignee as Limited Partner. Assignor and Assignee intend that, effective as of the date hereof, Assignee shall be substituted as a limited partner in the Partnership in the place and stead of Assignor. Upon Assignee's request, Assignor shall execute and deliver to each of the remaining partners in the Partnership and to Assignee an amendment to the Partnership Agreement, in form and substance reasonably satisfactory to each of the remaining partners and Assignee, effecting the substitution of Assignee from and after the date hereof in the place and stead of Assignor as a partner of the Partnership.

            3. Acceptance and Assumption. Effective as of the date hereof, Assignee hereby accepts the assignment to it of all of Assignor's right, title and interest in and to the Partnership Interest, hereby agrees to become a substituted limited partner in the Partnership from and after the date hereof in the place and stead of Assignor and, to the extent of the Partnership Interest and as otherwise provided by law, hereby assumes and agrees to be bound by all of the obligations of Assignor under the Partnership Agreement arising after the date hereof, whether known or unknown, fixed or contingent and howsoever arising; provided, however, that the liabilities and obligations assumed by Assignee hereunder do not include (i) any claims related to Federal, state or local income, franchise, sales, property, transfer, document recording or other taxes of Assignor or the Partnership accruing prior to the date hereof or by reason of the assignment and transfer contemplated hereby or (ii) any other liabilities or obligations of Assignor or the Partnership accruing prior to the date hereof.

            4. Further Assurances. Assignor shall, at any time and from time to time after the date hereof, upon the request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee. Without limiting the generality of the foregoing, Assignor hereby appoints Assignee, and its nominees, successors and assigns, the true and lawful attorney of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but for the benefit and at the expense of Assignee, to demand and receive from time to time the benefits of the right and title to the Partnership Interest hereby conveyed, transferred and assigned, to give receipts and releases for and in respect of the same, or any part thereof, and from time to time to institute and prosecute in the name of Assignor or otherwise, for the benefit of Assignee, any and all proceedings at law, in equity or otherwise, which Assignee, its nominees, successors or assigns, may deem proper in order to collect, assert or enforce the right or title to the Partnership Interest hereby conveyed, transferred and assigned, or intended so to be, to defend and compromise any and all actions, suits or proceedings in respect of the Partnership Interest, and to do any and all such acts and things in relation thereto as Assignee, its nominees, successors or assigns, shall deem advisable; Assignor hereby declaring that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Assignor.

            5. Counterparts. This Assignment may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment.

            6. Governing Law. This Assignment shall be construed and interpreted in accordance with, and governed and enforced in all respects by, the laws of
the State of [     ] without giving effect to the conflict of laws principles of such State.

            Assignor understands that the name "Corporate Property Investors" is the designation of the Trustees under its Declaration of Trust. Neither the shareholders nor the Trustees or officers, employees or agents of the trust created thereby shall be liable hereunder and all persons shall look solely to the trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, Assignor and Assignee have executed this Partnership Interest Assignment as of the date and year first above written.


                                             STATE STREET BANK AND TRUST
                                             COMPANY, not individually but
                                             solely in its capacity as Trustee
                                             of the Telephone Real Estate Equity
                                             Trust,


                                               by
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             [ASSIGNEE],


                                               by
                                                 -------------------------------
                                                 Name:
                                                 Title:

Consent to Assignment:

The undersigned, as general
partner of the Partnership
referred to above, hereby
consents to the foregoing
assignment.

[GENERAL PARTNER],


by
  ---------------------------
  Name:
  Title:

                            NOTARIAL ACKNOWLEDGMENTS

                                [To be Attached]

                                                                      Schedule A
                                                                          to
                                                                      Assignment

                            ORGANIZATIONAL DOCUMENTS

      [This schedule will contain the same items listed on Schedule 6.2.1 to the Purchase and Exchange Agreement]

                                                                       Exhibit C

                                    [Form of]

                                 GENERAL RELEASE

            In consideration of, among other things, the premises and mutual covenants contained in that certain Purchase and Exchange Agreement (the "Agreement") dated as of November 15, 1996, between Corporate Property Investors, a voluntary association of the type commonly known as a Massachusetts business trust ("CPI"), and State Street Bank and Trust Company, not individually but solely in its capacity as Trustee of the Telephone Real Estate Equity Trust, a trust organized and existing under the laws of the State of New York (the "Purchaser"), and the mutual covenants contained herein, the parties hereto hereby agree as follows:

            1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

            2. Each of CPI (both individually and in its capacity as a general partner of the Partnerships) and Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"), hereby forever releases and discharges the Purchaser, any beneficiary of the Purchaser, AT&T Investment Management Corporation and their respective, trustees, directors, officers and employees (collectively, the "Purchaser Releasees") from, and waives and relinquishes any and all claims, demands, debts, liabilities, obligations, actions, causes of action, suits, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises and rights whatsoever, whenever arising, known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity or otherwise (collectively, "Claims") that CPI or CRC ever had, now has, or hereafter can, shall or may have against the Purchaser Releasees for, upon, or by reason of any matter, cause, transaction or thing whatsoever occurring at any time prior to the date hereof including, without limitation, any additional capital contributions to any of the Partnerships accruing on or after the date hereof (except for the capital contribution being made on November 15, 1996 pursuant to Section 3.2(g) of the Agreement); provided, however, that nothing contained herein shall be deemed to release any person from its obligations under the Agreement, the Assignment Agreements or any other documents delivered pursuant to the express provisions thereof or to release the Purchaser from any obligations to CPI under any written agreement pursuant to which the Purchaser or any predecessor in interest acquired Common Shares or Preference Shares.

            3. The Purchaser (in its capacity as a limited partner of the Partnerships and otherwise in its capacity as a trustee for the Telephone Real Estate Equity Trust) hereby forever releases and discharges each of CPI, CRC, all of their respective subsidiaries and partners, and all the respective trustees, directors, officers and employees of each of them (collectively, the "CPI Releasees") from, and waives and relinquishes any and all Claims that Purchaser ever had, now has, or hereafter can, shall or may have against the CPI Releasees for, upon or by reason of, any matter, cause, transaction or thing whatsoever occurring at any time prior to the date hereof; provided, however, that nothing contained herein shall be deemed to release any person from its obligations under the Agreement, the Assignment Agreements or any other documents delivered pursuant to the express provisions thereof or to release CPI or CRC from any obligations to the Purchaser (i) under any written agreement pursuant to which the Purchaser or any predecessor in interest acquired Common Shares or Preference Shares or (ii) that may arise solely by virtue of the Purchaser's ownership of any such Common Shares or Preference Shares.

            4. This Release shall be binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Release or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

            5. This Release constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect whatsoever, except by a writing duly executed and delivered by all of the parties hereto.

            6. THIS RELEASE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED AND ENFORCED IN ALL RESPECTS BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREE TO SUBMIT TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK IN CONNECTION

WITH ALL MATTERS RELATING TO THIS RELEASE AND/OR THE CLAIMS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS RELEASE BY, AMONG OTHER THINGS THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

            7. If any provisions of this Release are determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

            8. This Release may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            9. This Release shall not be effective unless and until executed by all of the parties hereto.

            10. The Purchaser understands that the name "Corporate Property Investors" is the designation of the Trustees under its Declaration of Trust. Neither the shareholders nor the Trustees or officers, employees or agents of the trust created thereby shall be liable hereunder and all persons shall look solely to the trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Release as of the ____ day of November, 1996.(1)

                                             CORPORATE PROPERTY INVESTORS,


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

----------
      (1) This Release should be dated as of the Closing Date.

                                             CORPORATE REALTY CONSULTANTS, INC.,


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             STATE STREET BANK AND TRUST
                                             COMPANY, not individually but
                                             solely in its capacity as Trustee
                                             of the Telephone Real Estate Equity
                                             Trust,


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       Exhibit D

                         Statement pursuant to Treasury
                          Regulation Section 1.897-2(h)

            In accordance with Treasury Regulation Section 1.897-2(h), Corporate Property Investors, a Massachusetts business trust ("CPI"), hereby states that its Series A Common Shares do not represent a "United States real property interest" within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the "Code"), because CPI has determined based upon its corporate records that it currently is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

            Under penalties of perjury, I declare that (i) I have examined this statement, (ii) to the best of my knowledge and belief, this statement is true, correct and complete and (iii) I have authority to sign this statement on behalf of CPI.

Dated: ________________


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Subscribed to and sworn
before me this __ of
__________, 1996.

State of New York
County of New York


-----------------------
Notary Public

[Seal]

                                                                      SCHEDULE 1

                      Computation of Working Capital Values

            As used on the preceding page, "Undistributed C/F - Per Partnership Equity" means (x) income before extraordinary items plus depreciation less principal payments on mortgages, for the period commencing on January 1, 1996, and ending on the Closing Date, all computed in accordance with generally accepted accounting principles applied consistently with the most recently prepared audited financial statements, minus (y) all distributions of "Net Cash Flow" or "Excess Cash Available" actually made in respect of such period on or before the Closing Date.

                                                              SCHEDULE 6.1.29(a)

                           Braintree Expansion Budget

                                                              SCHEDULE 6.1.29(b)

           Braintree Expansion Scheduled Drawdown Dates and Amounts(1)

               December 1, 1996                      $15,000,000

               February 1, 1997                       15,000,000

               May 1, 1997                             5,175,214

----------
      (1) Scheduled dates and amounts are estimates only. Amounts are aggregate amounts to be contributed by the partners of Braintree.

                                                                  SCHEDULE 6.2.1

                            Partnership Interests(2)

1. Bellwether Properties I, Limited Partnership, a Massachusetts limited partnership.

      a. Agreement and Certificate of Limited Partnership of Bellwether Properties I, Limited Partnership dated as of October 15, 1984.

2. Bellwether Properties II, Limited Partnership, a Massachusetts limited partnership.

      a. Agreement and Certificate of Limited Partnership of Bellwether Properties II, Limited Partnership dated as of October 15, 1984.

3. Braintree Property Associates, L.P., a Massachusetts limited partnership.

      a. Agreement and Certificate of Limited Partnership of Braintree Property Associates, L.P. dated as of November 24, 1981.

4. EMI Cambridge Limited Partnership, a Massachusetts limited partnership.

      a. Agreement and Certificate of Limited Partnership of EMI Cambridge Limited Partnership dated as of December 13, 1982.

      b. Amended and Restated Agreement and Certificate of Limited Partnership of EMI Cambridge Limited Partnership dated as of July 18, 1983.

----------
      (2) This schedule contains a list of the documents that Cravath has in its files to date.

5. EMI Santa Rosa Limited Partnership, a California limited partnership.

      a. Agreement and Certificate of Limited Partnership of EMI Santa Rosa Limited Partnership dated as of January 18, 1983.

6. EMI Two Limited Partnership, a Connecticut limited partnership.

      a. Amended and Restated Agreement and Certificate of Limited Partnership of EMI Two Limited Partnership dated as of August 9, 1984.

      b. Amendment No. 1 to Partnership Agreement dated as of December 15, 1995.

      c. Second Amended and Restated Certificate of Limited Partnership of EMI Two Limited Partnership dated as of March 1, 1996.

7. Longstreet Associates L.P., a New York limited partnership.

      a. Agreement of Limited Partnership of Longstreet Associates L.P. dated as of December 30, 1981.

      b. Certificate of Limited Partnership of Longstreet Associates L.P. dated as of December 30, 1981.

      c. First Amendment to Agreement of Limited Partnership of Longstreet Associates L.P. dated as of December 29, 1982.

      d. Second Amendment to Agreement of Limited Partnership of Longstreet Associates L.P. dated as of January 3, 1983.

      e. Third Amendment to Agreement of Limited Partnership of Longstreet Associates L.P. dated as of February 4, 1987.

      f. Partnership Interest Assignment dated as of December 27, 1990.

      g. Partnership Interest Assignment dated as of December 27, 1990.

      h. Fourth Amendment to Agreement of Limited Partnership of Longstreet Associates L.P. dated as of December 27, 1990.

      i. Letter Agreements dated November 14, 1990, December 11, 1990, December 19, 1990, December 27, 1990, February 11, 1991, March 8, 1991, June 6,
      1991, September 11, 1991, January 10, 1992, June 14, 1992, December 14,
      1992 and May 18, 1994.

8. Cambridge Hotel Associates, a Pennsylvania limited partnership.

      a. Cambridge Hotel Associates Agreement of Limited Partnership dated as of January 18, 1984.

      b. Letter Agreement dated October 19, 1995.